Amendment #6
SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2020.
PRELIMINARY OFFERING CIRCULAR
Up to 12,500,000 Shares of CaliberCos Inc. Series B Preferred Stock convertible into
12,500,000 Shares of CaliberCos Inc. Class A Common Stock
Minimum Individual Investment: 500 Shares $2,000.00
This Amendment No. 6 amends the preliminary offering circular of CaliberCos Inc., which was last filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2020 (the “Offering Circular”) in order to to add, update and/or replace information contained in the Offering Circular as expressly set forth herein.
Incorporation by Reference of Offering Circular
The Offering Circular, including this Amendment No. 6, is part of a preliminary offering statement (File No. 024-11016) that was last filed with the Commission. We hereby incorporate by reference into this Amendment No. 6 all of the information contained in Part II of the Offering Circular. Please note that any statement that we make in this Amendment No. 6 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent amendment, offering circular supplement or post-qualification amendment.
The purpose of this Amendment No. 6 is to file Exhibit 13.1 to the Offering Circular.

PART III
INDEX TO EXHIBITS
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
13.1	“Testing the Waters” Material	X
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SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this draft offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 5, 2020.
CaliberCos Inc.
By:
/s/ John C. Loeffler, II

Name: John C. Loeffler, II
Title:   Chief Executive Officer
Name and Signature	Title	Date
/s/ John C. Loeffler, II John C. Loeffler, II	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 5, 2020
* Jennifer Schrader	Chief Operating Officer, Secretary and Director	February 5, 2020
* Jade Leung	Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2020
* By John C. Loeffler, II John C. Loeffler, II	Attorney-in-fact	February 5, 2020
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